                      CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of
  Russell Insurance Funds:

     We consent to the incorporation by reference in Post-Effective amendment No. 3 to the Registration Statement of Russell Insurance Funds on Form N-1A of our report dated February 25, 1997, on our audit of the statements of assets and liabilities of the Fund (comprised of Multi-Style Equity Fund, Aggressive Equity Fund, Non-U.S. Fund and Core Bond Fund) which report is included in the Annual Report to the shareholders as of December 31, 1996, which is incorporated by reference in the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" and "Additional Information" in the Prospectus, and "Independent Accountants" in the Statement of Additional Information.


                                              /s/ Coopers & Lybrand L.L.P.

                                              Coopers & Lybrand L.L.P.

Boston, Massachusetts
June 17, 1997